UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2007

iMergent, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32277	87-0591719
(Commission File Number)	(IRS Employer Identification No.)

754 East Technology Avenue
Orem, Utah	84097
(Address of Principal Executive Offices)	(Zip Code)

(801) 227-0004
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On August 14, 2007, the Superior Court of California, County of Ventura (the “Court”) entered an order, without explanation, denying the request for stay of the Court’s order which required iMergent, Inc. (the “Company”) to register under the California Seller Assisted Marketing Plans Act (California Civil Code § 1812.200-1812.221) (“SAMP Act”) in order to conduct business in the State of California. The Court also denied the alternative request of the Company to post a bond.

The Company intends to file an emergency Supersedeas Writ with the Court of Appeals.

The Company does not know if the emergency motion will be ruled on prior to the Company’s five seminars which are currently scheduled to occur in California during the week of August 20, 2007.  The Company intends to hold the scheduled seminars and, if there is no affirmative ruling by the Court of Appeals, the Company will provide training to all participants without engaging in any sales.

The August 28, 2007 hearing on the Temporary Injunction remains on the Court’s calendar and will be heard if there is no affirmative ruling by the Court of Appeals.  At the hearing, the Company intends to provide evidence, including, but not limited to, (i) that there does not exist the necessary basis for the Court to order a temporary injunction  (ii) that the Company, in fact, does not sell a SAMP, and (iii) that the SAMP Act is unconstitutional.

The SAMP Act defines a SAMP as “any sale or lease or offer to sell or lease any product, equipment, supplies, or services which requires a total initial payment exceeding five hundred dollars ($500), but requires an initial cash payment of less than fifty thousand dollars ($50,000), which will aid a purchaser or will be used by or on behalf of the purchaser in connection with or incidental to beginning, maintaining, or operating a business …and done any of the following acts:…(1) Represented that the purchaser will earn, is likely to earn, or can earn an amount in excess of the initial payment paid by the purchaser for participation in the Seller Assisted Marketing Plan.”

The Company contends, in part, that the language of “will earn, is likely to earn, or can earn” is unconstitutionally vague, impossible to comply with and unenforceable. The statute as interpreted by the Ventura County District Attorney, in the opinion of the Company, would require that the seller of a copy machine who indicates that the efficiency of the machine can or will save the purchaser more than the purchase price would be selling a SAMP. The Company contends that the logical interpretation claimed by the Ventura County District Attorney, would make most commercial business transactions to be a SAMP.

The California SAMP Act is singularly distinguished from Business Opportunity statutes in other states which require a representation that the purchaser will earn an amount in excess of the purchase price.

The Company intends to aggressively prosecute the appeal previously filed and the emergency Supersedeas Writ, as well as defend the action filed.  The Company contends that it is in material compliance with the terms of the 2006 agreement entered into with the State of California and Ventura County. The Company further contends that the issues raised by the State of California would not require the Company to register under the SAMP Act.

Except for the historical information contained in this report, the statements made by the Company are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. iMergent’s future performance could differ significantly from the expectations of management and from results expressed or implied including but not limited to (1) the expectation or belief of the Company that iMergent abided by the terms of the previous settlement and did not violate any California statute,  (2) that the Company will be able  to file a Supersedeas Writ, (3) that the Company can hold the scheduled seminars, and if there is no affirmative ruling by the Court of Appeals provide training to all participants without engaging in any sales, (4)  that there does not exist  the necessary basis for the Court to order to a temporary injunction (5) that the Company in fact does not sell a SAMP and (6) that the SAMP Act is unconstitutional and that the reasoning of the Company as to the SAMP Act’s vagueness and interpretation by the District Attorney is correct.

For further information on other risk factors, please refer to the “Risk Factors” contained in iMergent’s Form 10-K for the year ended June 30, 2006 and its Forms 10-Q for the quarterly periods ended September 30, 2006, December 31, 2006 and March 31, 2007. The information in Item 8.01 of this report is being furnished, not filed, pursuant to Form 8-K. Accordingly, this information will not be incorporated by reference into any registration statement filed by iMergent under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

/s/ Robert M. Lewis
By: Robert M. Lewis, Chief Financial Officer
Date: August 15, 2007